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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated December 22, 2005 (March 15, 2006 as to Note 24), relating to the consolidated financial statements and financial statement schedule of NBTY Inc. and subsidiaries (the "Company") appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated December 22, 2005, relating to management's report on the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K of the Company for the year ended September 30, 2005.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP

Jericho, New York
March 15, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM